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                                                                 Exhibit 10.3




                                 MANAGEMENT AGREEMENT


    This Agreement is made the 2nd day of January, 1995 by and between

1. Aramex International Limited, a Limited Liability Company duly organized and existing under the laws of Hong Kong and having its registered office at Room 1021 Sun Hung Kai Centre, 30 Harbour Road, Hong Kong, acting through its Amman Regional Office at P.O.Box 960913 Amman, Jordan (hereinafter referred to as "Aramex") of the one part, and

2.  The "Company"



                                       WHEREAS

A. Aramex is in the business of effecting and coordinating courier services from country to country around the world and within certain countries under the name of "Aramex" and has acquired a high level of skill and technical expertise in the operation of courier service activities and the provision of expedited door-to-door pickup and delivery services of time-sensitive small packages, documents and cargo;

B. Aramex is the owner of certain trademarks, service marks and trade names and has developed and perfected a system (hereinafter referred to as the "Aramex System") for providing to the public expedited door-to-door pickup and delivery services of time-sensitive small packages, documents and cargo from country to country around the world and within certain countries under the trade name of "Aramex";

C. Aramex is desirous of expanding the Aramex System, and maintaining high standards of quality and service in connection with the same;

D. The Company desires to set up a division (hereinafter referred to as the "Division") to provide in the Territory (as hereinafter defined) courier services of the same distinctive nature and high quality and of the same distinguishing characteristics as those established by Aramex, under and using the same trademarks, service marks, color pattern and scheme, signs, designs and other distinguishing characteristics of the Aramex System, as established by Aramex, all in accordance with the standards of service approved by Aramex and has therefore signed a License Agreement dated January lst, 1995 (the License Agreement);

E. The Company wishes to benefit from and use the know-how, good world-wide reputation and advanced methods of Aramex in operating the said Division and therefore wishes to appoint Aramex to manage and operate the Division upon the terms and conditions set forth hereinbelow;

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    NOW, THEREFORE, the parties hereto agree as follows:

                                      ARTICLE 1
                                       PREAMBLE

    The preamble to this Agreement shall constitute part and parcel hereof.

                                      ARTICLE 2
                                     DEFINITIONS

    Unless the context otherwise requires, in this Agreement the term:

         (a) "Territory" shall mean the territory set out in Schedule 2 (attached hereto and mad part and parcel hereof).

         (b) "Courier Services" shall mean the provision of expedited door-to-door pickup and delivery services of time sensitive small packages, documents and cargo.

         (c) "Aramex Companies" shall mean Aramex and all other companies operating under the Aramex System whether such companies are owned in whole or in part by Aramex, controlled by it, or operates under any Aramex license, franchise or other type of agreement.

                                      ARTICLE 3
                                     APPOINTMENT

    3.1 The Company hereby appoints Aramex to manage the Division to conduct Courier Services within the Aramex System, and Aramex hereby accepts such appointment.

    3.2 Aramex shall manage, control and supervise the entire operations of the Division in the Territory including, without limitation, the provision Of Courier Services, the control of all records and accounts, account books, bank accounts and the operation of same, the appointments and hiring of accountants, auditors, lawyers and employees and the dismissal thereof. The Company shall not intervene and is not entitled to intervene or to object to any of same on any ground.

                                      ARTICLE 4
                              OBLIGATIONS OF THE COMPANY

    The Company agrees and undertakes, at its own cost and expense, to

         (a) Within one month of the date of this Agreement, effect the establishment and/or registration, in accordance with the Laws of the Territory, of the Division in the Territory specializing in performing the Courier Services.

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         (b)  Within one month of the date of this Agreement, obtain and secure from the competent authorities of the Territory all and whatever registrations, licenses, permits and agreements of whatsoever nature that are or may become necessary, required or desirable to enable Aramex to carry out its obligations hereunder in a legal and undisturbed manner.

         (c) Obtain and secure all and whatever entry visas, work permits and the like required for the personnel of Aramex.

         (d) Maintain all of the above mentioned registrations, licenses, permits, agreements, entry visas and work permits legal, valid and in force and effect as may be required and in accordance with the laws in force in the Territory.

         (e) Liase on behalf of Aramex with whatever government departments and all other official bodies including customs, aviation and government ministries, as may be required by Aramex from time to time.

         (f) Refrain, throughout the term hereof, from entering into contracts or dealings -with any other party, which contracts or dealings may compete with or negatively affect the operations of Aramex and the Division.

         (g) Comply with all local, state, and federal laws, ordinances, rules and regulations pertaining c, to the Division and its operations.

         (h) Use every reasonable means to encourage the use of the Aramex System and the Courier Services provided thereby.

         (i) Generally do all acts and things and provide Aramex with all information as may be required by Aramex from time to time to promote and facilitate its operations in the Territory.

                                      ARTICLE 5
                                OBLIGATIONS OF ARAMEX

    5.1 Aramex undertakes to perform all its obligations hereunder to the best of its ability in a manner which is best for both parties.

    5.2 Aramex undertakes to appoint and hire competent people capable of performing their duties in the best manner and in case some employees are found not to be so competent and capable to replace them by others.

    5.3 Throughout the term of this Agreement, Aramex undertakes not to contract or deal with third parties in the Territory for the performance of,similar operations.

    5.4 Aramex shall.not be responsible for any liabilities or losses made or incurred by the Division as a result of the implementation of this Agreement.

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    5.5  Aramex shall appoint ____________________ as the Division's General
Manager and ___________________ the Division's Assistant General Manager to work in managing the Division under the direction and instructions of Aramex.

                                      ARTICLE 6
                                     COMPENSATION

    Aramex shall provide its services pursuant to this Agreement at charge to the Company.

                                      ARTICLE 7
                                 TRADE NAME "ARAMEX"

    7.1 It is understood and agreed by and between the parties that "Aramex" is a trade name, service mark and/or a trademark fully owned and registered in the name of Aramex and/or Aramex Companies in several countries around the world. Aramex hereby authorizes the Division to use its registered trade name, service mark and trademark "Aramex" only in relation to the Courier Services of the Division and only for the duration of this Agreement. The Company undertakes to use the trade name, service mark and trademark "Aramex" only in relation to said Division and to protect, defend and prohibit its use by third parties. The Company warrants and undertakes not to use said trade name, service mark and trademark in any way whatsoever after the termination of this Agreement.

    7.2 This Article 7 also applies to the symbol and colors of "Aramex" which appear in Schedule I (attached hereto and made part and parcel hereof).

                                      ARTICLE 8
                                    NON DISCLOSURE

    Unless otherwise compelled by law, the Company may not, whether during the term of this Agreement or thereafter, disclose to any third party any information relating to the Aramex System, the Courier Services, the contents of this Agreement and generally the business and operations of Aramex.

                                      ARTICLE 9
                                 TERM AND TERMINATION

    9.1 This Agreement shall, subject to the terms of this Article 9, commence on the date first above written and shall continue for a period of two (2) years.

    9.2 This Agreement shall terminate forthwith and without notice upon the occurrence of any of the following events:

         (a) The dissolution, liquidation or bankruptcy of the Company, or the marshaling or assignment of its assets for the benefit of creditors or other similar events.

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         (b)  The enactment or proclamation of any legislation, statue, law, decree or order in the Territory or elsewhere which in the opinion of Aramex makes it unlawful or impossible to perform any of the obligations of this Agreement.

         (c) A change in the management or ownership of the Company which would diminish Aramex's ability to perform its obligations embodied in this Agreement.

         (d) The Company acquires any interest, whether by way of holding shares directly in its own name or otherwise, in any company or entity competing with Aramex or represents, whether directly or indirectly, any other company or entity whose business or any part thereof competes with or constitutes a conflict of interest In any way whatsoever with that of Aramex.

         (e)  The Company violates Article 7 and 8 of this Agreement.

    9.3 Aramex may also terminate this Agreement without notice if the Company has failed or refuses to obtain the necessary permits, authorizations and visas or has refused to submit the management of the Division to Aramex pursuant to
Article 3 above, within a period not exceeding one (1) month after the signing of this Agreement, or in the event that the Company has failed or refuses to extend/renew such permits, licenses, authorizations or visas within a period not exceeding fifteen (15) days after the date that such extension/renewal ought to have been done.

    9.4 Without prejudice to all of the above, Aramex may terminate this Agreement at any time if the Company commits and allows to be committed a breach of any of its obligations under this Agreement, and, if the breach is capable of remedy, has not remedied it within thirty days of written notice being given requiring this to be done. Any such termination shall be effective immediately upon giving a simple notice in writing to the Company.

    9.5 Upon the expiration or the termination of this Agreement as provided herein, this Agreement shall not be renewed except by the written agreement of both parties, it being expressly understood and agreed that neither party has entered into this Agreement with the expectation of or in reliance upon its renewal or extension.

    9.6 Upon the expiration or termination of this Agreement or any extension hereof, Aramex shall not be liable to the Company for any indemnities, compensations, damages, expenses or loss of profits or prospective profits whatsoever and of any kind whether based on clientele created, relations established or expenses incurred or sustained or arising out of or as a consequence of such expiration or termination. Any and all claims or rights to all such indemnities, compensations, damages, expenses or loss of profits or prospective profits, if any, are hereby irrevocably and unconditionally relinquished and waived by the Company.

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    9.7  In the event that this Agreement is terminated in any way, the Company hereby undertakes not to use the name, term, trade name, service mark and trademark "Aramex" or the logo thereof in any way whatsoever.

    9.8 Should the Company breach any of the terms of this Agreement then it shall be responsible for all damages and expenses incurred as a result of said breach, whether or not such breach results in termination.

                                      ARTICLE 10
                           BALANCE SHEETS AND BANK ACCOUNTS

    10.1 The Division shall have an independent annual balance sheet duly audited and Aramex shall duly appoint the account auditors.

    10.2 Aramex shall have the right to open and maintain bank accounts for the Division in its name at authorized banks. These accounts shall be controlled fully by Aramex or by any person or party delegated by Aramex for that purpose, and the right to operate such accounts and sign thereon shall rest in the person appointed by Aramex for that purpose.

                                      ARTICLE 11
                                  GENERAL PROVISIONS

    11.1 COMPLETE AGREEMENT

    This Agreement and its schedules represent the complete agreement and contract between the parties hereto and supersede and cancel any and all previous agreements, contracts and arrangements between the parties hereto.

    11.2 AMENDMENT OF AGREEMENT AND WAIVER

         (a) Any amendment to or alteration of any of the provisions or conditions of this Agreement shall not be valid or effective unless made in writing and signed by both parties.

         (b) Any indulgence or allowance granted by any of the parties hereto to the other in regard to any one or more of the provisions or conditions hereof shall not constitute in any way whatsoever an amendment to or alteration of any of the provisions or conditions hereof and shall in no way be construed as a waiver of any of the rights or obligations of the parties hereto hereunder.

    11.3 BINDING EFFECT

    The terms and conditions of this Agreement shall extend to, be binding upon, and inure to the benefit of the heirs, successors, administrators, legal representatives, and permitted assigns of the respective parties hereto.

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    11.4 NOTICES

    All notices to be given by any party hereto to another party in connection with this Agreement shall be given in writing in english. Such notices must be given by registered mail, telex or telefax, to the addresses set out in Schedule 2 or to such other address as the party to receive such notice shall designate by written notice to the other party. The effective date of any notice shall be the date on which it is actually received by the addressee.

    11.5 FORCE MAJEURE

    In the event of any failure or delay in the performance of this Agreement by any party due to war, civil commotion, labor dispute, fire, natural disaster or any other cause whatsoever beyond the control of such party (each hereinafter call a "Force Majeure Event"), the party so affected shall not be liable for such failure or delay or for the results thereof. Upon the occurrence of any Force Majeure Event the party being affected shall, without delay, notify in writing the other party of the nature and effects of such force Majeure Event, and the parties shall meet and discuss appropriate or necessary actions to be taken to deal with the situation.

    11.6 ASSIGNMENT

         (a) The Company shall not assign or otherwise transfer its interest in this Agreement and/or its obligations hereunder or any part thereof without obtaining the prior written consent of Aramex.

         (b) Aramex may without prior consent sell, assign or otherwise transfer its interest in this Agreement and/or its obligations hereunder or any part thereof to any one of the Aramex Companies.

    11.7 GOVERNING LAW

    The validity, construction, interpretation and enforceability of this Agreement shall be governed in all aspects by English Law.

    11.8 SETTLEMENT OF DISPUTES

    Without prejudice to Aramex's right to institute legal proceedings against the Company in any other jurisdiction, all disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The venue of arbitration shall be Cyprus.

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    IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed in two counterpart originals as of the date first written above.


                                  FOR AND ON BEHALF OF LICENSOR



                                  -----------------------------
                                  Name:
                                  Title:

                                  FOR AND ON BEHALF OF LICENSEE



                                  -----------------------------
                                  Name:
                                  Title:

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                                      SCHEDULE I


                                     ARAMEX LOGOS


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                                      SCHEDULE 2


ARTICLE

2(a)     Territory:

11.4     Notices

         To the Company






         To Aramex:

              The Managing Director
              Aramex International Limited
              P.O.Box 960913
              Amman Jordan

              Tel. 603192
              Telefax 687451
              Telex 23129 Aramex JO